                                                                     Exhibit 4.1

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                         SECURITIES PURCHASE AGREEMENT

                                     Among

                              AGRIBIOTECH, INC.,

                                      and

                      THE PURCHASERS LISTED ON SCHEDULE I

                         Dated as of December 30, 1998




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

                         SECURITIES PURCHASE AGREEMENT

          THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of
                                                    ---------
December 30, 1998 among AgriBioTech, Inc., a Nevada corporation (the "Company"),
                                                                      -------
and the various purchasers identified and listed on Schedule I hereto (each referred to herein as a "Purchaser" and, collectively, the "Purchasers").
                         ---------                          ----------
          WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell to the Purchasers, and the Purchasers desire to acquire from the Company, an aggregate of $_________ principal amount of 5% Convertible Debentures due 2001 (the "Debentures"), in the form of Exhibit
                                            ----------                   -------
A annexed hereto, and warrants (the "Warrants") to purchase the Company's common
-                                    --------
stock, par value $.001 per share (the "Common Stock"), in the form of Exhibit B
                                       ------------                   ---------
annexed hereto, each in the amount specified in Schedule I hereto; and
                                                ----------
          WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Amended and Restated Registration Rights Agreement substantially in the form of Exhibit C
                                                                    ---------
attached hereto (the "Registration Rights Agreement") pursuant to which the
                      -----------------------------
Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

          NOW THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter, the Company and the Purchasers hereby agree as follows:


                                  ARTICLE I.

               PURCHASE AND SALE OF THE DEBENTURES AND WARRANTS

     1.1  Purchase and Sale.  Subject to the terms and conditions set forth
          -----------------
herein, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company on the Closing Date (as defined below), the principal amount of Debentures and Warrants as set forth for such Purchaser on Schedule I.
                      ----------

     1.2  Closing.
          -------

          a.   The Closing.  The closing of the purchase and sale of the
               -----------
Debentures and Warrants (the "Closing")
                              -------
shall take place at the offices of Akin, Gump, Strauss, Hauer &
Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, or by transmission by facsimile and overnight courier, immediately following the execution hereof or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party (the "Closing Date"). At the
                                                   ------------
Closing:

               (i) Each Purchaser shall deliver, as directed by the Company, its portion of the purchase price as set forth next to its name on Schedule I in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

               (ii) The Company shall deliver to each Purchaser a Debenture, substantially in the form of Exhibit A hereto, representing the principal amount
                             ---------
purchased by such Purchaser as set forth on Schedule I hereto;
                                            ----------

               (iii) The Company shall deliver to each Purchaser a Warrant, substantially in the form of Exhibit B hereto, representing the right to acquire
                             ---------
the number of shares of Common Stock purchased by such Purchaser as set forth on
Schedule I hereto; and

               (iv) The parties shall execute and deliver each of the documents referred to in Section 4.1 hereof.


                                  ARTICLE II.

                        REPRESENTATIONS AND WARRANTIES

     2.1  Representations, Warranties and Agreements of the Company.  The
          ---------------------------------------------------------
Company hereby makes the following representations and warranties to each of the
Purchasers:

          a.   Organization and Qualification. The Company is a corporation duly
               ------------------------------
incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth on Schedule 2.1(a), the Company has no subsidiaries
                       ---------------
(collectively, the "Subsidiaries").  Each of the Subsidiaries (which for
                    ------------
purposes of this Agreement means any entity in which the Company, directly or indirectly, owns the majority of such entity's capital stock or holds an equivalent equity or similar interest) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Agreement or the Transaction Documents (as defined in Section 2.1(b)) or any of the transactions contemplated hereby or thereby,
(y) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and its Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x),
(y) or (z), being a "Material Adverse Effect").
                     -----------------------

          b.   Authorization; Enforcement. The Company has the requisite
               --------------------------
corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Debentures, the Warrants and the Registration Rights Agreement (collectively, the "Transaction Documents"), and
                                                  ---------------------
otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further action is required by the Company, its Board of Directors or its stockholders. Each of this Agreement and the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          c.   Capitalization.  As of the date hereof, the authorized capital
               --------------
stock of the Company is as set forth in Schedule 2.1(c). All of such outstanding
                                        ---------------
shares of capital stock have been, or upon issuance will be, validly authorized and issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as disclosed in Schedule 2.1(c), (i) no
                                                   ---------------
shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any Transaction Document, (ii) there are no outstanding options, warrants, scrips, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, or giving any Person (as defined below) any right to subscribe for or acquire, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrips, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iii) there are no outstanding debt securities, (iv) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Securities and Exchange Commission (the "Commission") or any other governmental authority which has not been satisfied
 ----------
(except the Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries,
(vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares of Common Stock as described in this Agreement; (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement and (viii) to the best Knowledge (as defined at the end of this
Section 2.1) of the Company and except as specifically disclosed in the SEC Documents (as defined in Section 2.1(k) hereof), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or
                                                            ------------
has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. "Person"
                                                                      ------
means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          d.   Authorization and Validity; Issuance of Shares.  The shares of
               ----------------------------------------------
Common Stock issuable upon conversion of the Debentures and exercise of the Warrants (collectively, the "Underlying Shares") are and will at all times
                             -----------------
hereafter continue to be duly authorized and reserved for issuance and the shares of Common Stock issued upon conversion of the Debentures (the "Debenture
                                                                      ---------
Shares") and exercise of the Warrants (the "Warrant Shares") will be validly
------                                      --------------
issued, fully paid and non-assessable, free and clear of all liens, encumbrances and Company rights of first refusal, other than liens and encumbrances created by the Purchasers, (collectively, "Liens") and will not be subject to any
                                   -----
preemptive or similar rights.

          e.   No Conflicts.  The execution, delivery and performance of this
               ------------
Agreement and each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Underlying Shares) do not and will not (i) conflict with or violate any provision of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate
                                                                    -----------
of Incorporation"), the Company's Bylaws, as amended and in effect on the date
----------------
hereof (the "Bylaws") or other charter documents of the Company or any of the
             ------
Subsidiaries, (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including Federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries, or by which any material property or asset of the Company or any Subsidiary is bound or affected.

          f.   Consents and Approvals.  Except as specifically set forth on
               ----------------------
Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain
---------------
any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, regulatory or self regulatory agency, or other Person in connection with the execution, delivery and performance by the Company of this Agreement or the Transaction Documents, other than (i) the filing of the Registration Statement (as defined in the Registration Rights Agreement) with the Commission, which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (ii) the application(s) or any letter(s) acceptable to the National Market System of Nasdaq Stock Market ("Nasdaq") for the listing of the Underlying Shares with Nasdaq (and with any
  ------
other national securities exchange or market on which the Common Stock is then listed), and (iii) any filings, notices or registrations under applicable state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to on Schedule 2.1(f), the "Required Approvals").
                                   ---------------       ------------------

          g.   Litigation; Proceedings. There is no action, suit, notice of
               -----------------------
violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Transaction Documents or (ii) would individually or in the aggregate, have a Material Adverse Effect.

          h.   No Default or Violation.  Neither the Company nor any Subsidiary
               -----------------------
(i) is in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, and which is required to be included as an exhibit to the SEC Documents (as defined in Section 2.1(k) hereof) or will be required to be included as an exhibit to the Company's next report filed under the Exchange Act, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, (iv) is in default under or in violation of its Certificate of Incorporation, Bylaws or other organizational documents, respectively, or (v) is in default under or in violation of any of the listing requirements of Nasdaq as in effect on the date hereof and is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by Nasdaq in the foreseeable future. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, rule or regulation of any governmental entity, except where such violations have not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect.

          i.   Disclosure; Absence of Certain Changes.  Neither this Agreement,
               --------------------------------------
the Schedules to this Agreement, the Transaction Documents nor the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Documents filed on EDGAR at least five business days prior to the date hereof, since June 30, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations or, insofar as can reasonably be foreseen, prospects of the Company or the Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. No event, liability, development or circumstance has occurred or exists, or is reasonably contemplated to occur, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition or, insofar as can reasonably be foreseen, prospects, that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the Commission, on the date this representation is made or deemed to be made, relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

          j.   Private Offering.  The Company and all Persons acting on its
               ----------------
behalf have not directly or indirectly made, and will not make, offers or sales of any securities or solicited any offers to buy any security under circumstances that would require registration of the Debentures, the Warrants, the Debentures Shares, the Warrant Shares or the Underlying Shares or the issuance of such securities under the Securities Act. The issuance of the Debentures, the Warrants, the Debenture Shares, the Warrant Shares to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current, or future) under the Securities Act or for purposes of any stockholder approval provision applicable to the Company or its securities. Subject to the accuracy and completeness of the representations and warranties of the respective Purchasers contained in Section 2.2 hereof, the offer and sale by the Company to the Purchasers of the Debentures, the Warrants and the Underlying Shares is exempt from the registration requirements of the Securities Act.

          k.   SEC Documents; Financial Statements.  The Common Stock of the
               -----------------------------------
Company is registered pursuant to Section 12(g) of the Exchange Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including pursuant to Section 13, 14 or 15(d) thereof (the foregoing materials and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein being collectively referred to herein as the "SEC Documents"), on a timely basis or has received a valid
               -------------
extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject and which are required to be filed as exhibits to the SEC Documents have been filed as exhibits to the SEC Documents as required; neither the Company nor any of its Subsidiaries is in breach of any agreement where such breach, individually or in the aggregate, would have a Material Adverse Effect. As of their respective dates, the financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Schedule
                                                                        --------
2.1(k) contains a complete list of all documents provided to the Purchasers by
------
the Company. Except as disclosed on Schedule 2.1(k) and except for third party
                                    ---------------
reports, including analyst reports, no written information provided by or on behalf of the Company to the Purchasers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Purchasers with any material, nonpublic information. The Company acknowledges that the Purchasers will be trading in the securities of the Company in reliance on the foregoing representation and warranty.

          l.   Investment Company. The Company is not, and is not controlled by
               ------------------
or under common control with an affiliate (an "Affiliate") of an "investment
                                               ---------
company" within the meaning of the Investment Company Act of 1940, as amended.

          m.   Broker's Fees.  No fees or commissions or similar payments with
               -------------
respect to the transactions contemplated by this Agreement or the Transaction Documents have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank, other than as set forth in Schedule 2.1(m). The Purchasers shall have no obligation with respect to any
   ---------------
fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(m) that may be due in connection with the transactions contemplated by this Agreement and the Transaction Documents.

          n.   Form S-3 Eligibility.  The Company is, and at each Closing Date
               --------------------
will be, eligible to register securities (including the Underlying Shares) for resale with the Commission under Form S-3 (or any successor form) promulgated under the Securities Act.

          o.   Listing and Maintenance Requirements Compliance.  The principal
               -----------------------------------------------
market on which the Common Stock is currently traded is Nasdaq. Except as disclosed on Schedule 2.1(o), the Company has not in the three years preceding
             ---------------
the date hereof received notice (written or oral) from Nasdaq (or any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted)) to the effect that the Company is not in compliance with the listing or maintenance requirements of such market or exchange. The Company is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by Nasdaq. After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the Company believes that it is and will be in compliance with all such maintenance requirements.

          p.   Intellectual Property Rights.  The Company and its Subsidiaries
               ----------------------------
own or possess adequate rights or licenses to use all trademarks, trademark applications, trade names and service marks, whether or not registered, and all patents, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and intellectual property rights (collectively, "Intellectual Property Rights") which are necessary for use in
                ----------------------------
connection with their respective businesses as now conducted and as described in the SEC Documents. Except as set forth on Schedule 2.1(p), none of the
                                           ---------------
Company's Intellectual Property

Rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any Knowledge of any infringement by the Company or its Subsidiaries of any of the Intellectual Property Rights of others and, except as set forth on
Schedule 2.1(p), there is no claim, action or proceeding which has been made or
---------------
brought against, or to the Company's Knowledge, is being made, brought or threatened against, the Company or its Subsidiaries regarding the infringement of any of the Intellectual Property Rights, and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except where any of the foregoing would not have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

          q.   Employee Relations.  Neither the Company nor any of its
               ------------------
Subsidiaries is involved in any union labor dispute nor, to the Knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. Since December 1, 1998, no executive officer (as defined in Rule 501(f) under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

          r.   Registration Rights; Rights of Participation.  Except as
               --------------------------------------------
described on Schedule 2.1(r) hereto, (i) the Company has not granted or agreed
             ---------------
to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (ii) no Person, including, but not limited to, current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any Transaction Document.

          s.   Title.  Except as disclosed on Schedule 2.1(s), the Company and
               -----                          ---------------
the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and, to the Company's best Knowledge, enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

          t.   Permits.  The Company and the Subsidiaries possess all
               -------
certificates, authorizations, licenses, easements, consents, approvals, orders and permits necessary to own, lease and operate their respective properties and to conduct their respective businesses as currently conducted except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("Material Permits"), and there is no proceeding
                                 ----------------
pending, or, to the Knowledge of the Company, threatened relating to the revocation, modification, suspension or cancellation of any Material Permit.
Neither the Company nor any of the Subsidiaries is in conflict with or default or violation of any Material Permit.

          u.   Insurance.  The Company and each of its Subsidiaries are insured
               ---------
by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverages as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

          v.   Internal Accounting Controls.  The Company and each of the
               ----------------------------
Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          w.   Tax Status; Firpta.  Except where extensions have been granted by
               ------------------
the United States and appropriate state tax authorities for the fiscal year ended June 30, 1998, the Company and each of the Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which extensions have been granted by the appropriate tax authority, and has set aside on it books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not a "United States real property holding corporation" within the meaning of Section 847(c)(2) of the Internal Revenue Code of 1986, as amended.

          x.   Transactions With Affiliates.  Except as set forth on Schedule
               ----------------------------                          --------
2.1(c), none of the officers, directors, or employees of the Company is
------
presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any corporation, partnership, trust or entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner other than transactions that would not require disclosure under Section 404 of Regulation S-K of the Securities Act and the Exchange Act.

          y.   Application to Takeover Protection.  The Company and its Board of
               ----------------------------------
Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or the laws of the state of incorporation which is or could become applicable to the Purchasers or the Transaction Documents as a result of the transactions contemplated by this Agreement or the Transaction Documents. None of the transactions contemplated by this Agreement or the Transaction Documents, including the conversion of the Debentures and the exercise of the Warrants, will trigger any poison pill provisions of any of the Company's stockholders' rights or similar agreements.

          z.   Environmental Laws.  The Company and its Subsidiaries (i) are in
               ------------------
compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or
               ------------------
other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, licenses or other approvals except where the failure of any of the foregoing would not result in a Material Adverse Effect.

          aa.  Foreign Corrupt Practices.  To the Knowledge of the Company,
               -------------------------
neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee form corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          bb.  Solicitation Materials.  The Company has not (i) distributed any
               ----------------------
offering materials in connection with the offering and sale of the Debentures or the Warrants, other than the SEC Documents, the Schedules to this Agreement, any amendments and supplements thereto or (ii) solicited any offer to buy or sell the Debentures or the Warrants by means of any form of general solicitation or advertising. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Debentures or Warrants.

          cc.  Acknowledgement of Dilution.  The Company understands and
               ---------------------------
acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Debenture Shares and Warrant Shares upon conversion of the Debenture or exercise of the Warrants. The Company further acknowledges that its obligation to issue Debenture Shares and Warrant Shares upon conversion of the Debentures or exercise of the Warrants in accordance with this Agreement, the Debentures and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          dd.  Acknowledgement Regarding Purchasers' Purchase of Securities.
               ------------------------------------------------------------
The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchasers' purchaser of the securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

          ee.  Solvency.  The Company (both before and after giving effect to
               --------
the transactions contemplated by this Agreement) is solvent (i.e., its assets
                                                             ----
have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

          ff.  Other Agreements.  The Company has not, directly or indirectly,
               ----------------
made any agreements with any Purchasers relating to the terms and conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

          gg.  Loan Agreement.  As of the close of business on December 30,
               --------------
1998, the Company had the ability to borrow an additional $14.1 million under the Loan and Security Agreement, dated June 23, 1998, among Bankamerica Business Credit, Inc., as agent and the lenders and administrative agent named therein (as such agreement may have been amended, modified, or restated, the "Loan Agreement").

     The Purchasers acknowledge and agree that the Company make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.1 and in the Schedules hereto. With respect to the representations and warranties of the Company herein, "Knowledge" means the actual knowledge after due inquiry of all executive officers and those persons who have been executive officers during the past 12 months.

     2.2  Representations and Warranties of the Purchasers.  Each of the
          ------------------------------------------------
Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

          a.   Organization; Authority.  Such Purchaser is a corporation,
               -----------------------
limited duration company, limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Debentures and the Warrants hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          b.   Investment Intent.  As of the date hereof, such Purchaser is
               -----------------
acquiring the Debentures and the Warrants for its own account and not with a present view to or for distributing or reselling the Debentures, the Warrants, the Debentures Shares or the Warrant Shares or any part thereof or interest therein in violation of the Securities Act; provided, however, that by making
                                            --------  -------
the representations herein, such Purchaser does not agree to hold any of the Debentures, the Warrants, the Debentures Shares or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

          c.   Purchaser Status.  At the time such Purchaser was offered the
               ----------------
Debentures and the Warrants, and at each Closing Date, (i) it was and will be an "accredited investor" as defined in Rule 501 under the Securities Act and (ii) such Purchaser, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Debentures and the Warrants.

          d.   Reliance.  Such Purchaser understands and acknowledges that (i)
               --------
the Debentures and the Warrants are being offered and sold to such Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this
Section 2.2 and such Purchaser hereby consents to such reliance.

          e.   Information.  Such Purchaser and its advisors, if any, have been
               -----------
furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures and Warrants which have been requested by such Purchaser or its advisors. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 2.1 above. Such Purchaser understands that its investment in the Debentures and Warrants involves a significant degree of risk.

          f.   Governmental Review.  Such Purchaser understands that no United
               -------------------
States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Debentures or Warrants.

          g.   Residency.  Such Purchaser is a resident of the jurisdiction set
               ---------
forth immediately below such Purchaser's name on Schedule II hereto.

     The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                 ARTICLE III.

                               OTHER AGREEMENTS

     3.1  Transfer Restrictions.
          ---------------------

          a. If any Purchaser should decide to dispose of the Debentures, the Warrants, the Debentures Shares or the Warrant Shares held by it, each Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act or Rule 144 promulgated under the Securities Act ("Rule 144"). The Company shall
                                                   --------
announce any material non-public information that it legally is required to announce on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement) of the registration statement filed pursuant to the Registration Rights Agreement and shall not enter into any subsequent non-disclosure agreements that would prevent it from announcing any such information that otherwise legally could have been announced on or prior to the Effectiveness Date, unless confidential treatment for such information is granted by the SEC. In connection with any transfer of any Debentures, Warrants, Debenture Shares or Warrant Shares other than pursuant to an effective registration statement, Rule 144 or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that such transfer does not require registration of such transferred securities under the Securities Act; provided, however, that if the Debentures, Warrants, Debenture
                --------  -------
Shares or Warrant Shares may be sold pursuant to Rule 144(k), no written opinion of counsel shall be required from the Purchaser if such Purchaser provides reasonable assurances that such security can be sold pursuant to Rule 144(k). Notwithstanding the foregoing, the Company hereby consents to and agrees to register any transfer by any Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Transaction Documents. Notwithstanding the foregoing or anything else contained herein to the contrary, the securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

          b. Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Debentures, the Warrants, the Debenture Shares and the Warrant Shares:

                    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
               WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          Neither the Debentures, the Warrants, the Debenture Shares, nor the Warrant Shares shall contain the legend set forth above (i) at any time while a registration statement is effective under the Securities Act covering such security, (ii) if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or
(iii) if such Debentures, Warrants, Debenture Shares or Warrant Shares may be sold pursuant to Rule 144. The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Debentures, Warrants, Debenture Shares or Warrant Shares, free from such legend at such time as such legend is no longer required hereunder.

     3.2  Stop Transfer Instruction.  The Company may not make any notation on
          -------------------------
its records or give instructions to any transfer agent of the Company which enlarge the restrictions on transfer set forth in Section 3.1.

     3.3  Furnishing of Information.  As long as any Purchaser owns the
          -------------------------
Debentures, the Warrants, the Debenture Shares or the Warrant Shares, the Company will cause the Common Stock to continue at all times to be registered under Section 12(g) of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13, 14 or 15(d) of the Exchange Act and promptly furnish, but in no event later than two (2) business days after the filing thereof with the Commission, the Purchasers with true and complete copies of all such filings, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. The Company further covenants that it will take such further action as any holder of the Debentures, the Warrants, the Debenture Shares or the Warrant Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Debentures, the Warrants, the Debenture Shares, or the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

     3.4  Blue Sky Laws.  In accordance with the Registration Rights Agreement,
          -------------
the Company shall qualify the Debentures Shares and the Warrant Shares under the securities or

Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification at all times through the resale of all Debenture Shares or Warrant Shares, but in any event not past the fourth anniversary of the Closing Date.

     3.5  Integration.  The Company shall not sell, offer for sale or solicit
          -----------
offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Debentures, the Warrants, the Debenture Shares or the Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Debentures, the Warrants, the Debenture Shares or the Warrant Shares to any Purchaser or cause the offering of such securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

     3.6  Listing and Reservation of Debenture Shares and Warrant Shares.
          --------------------------------------------------------------

          a. The Company shall (i) file with Nasdaq (as well as any other national securities exchange or market on which the Common Stock is then listed), as and when required, an additional shares listing application or a letter acceptable to Nasdaq covering and listing a number of shares of Common Stock which is at least equal to the aggregate amount of Underlying Shares sold or deemed to be sold in the Closing, (ii) take all steps necessary to cause the Underlying Shares to be approved for listing on Nasdaq (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, (iii) maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such Underlying Shares, and
(iv) provide to the Purchasers evidence of such listing. Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on Nasdaq. The Company shall promptly provide to each Purchaser copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on such automated quotation system, so long as such notice does not include material, nonpublic information. The Company shall say all fees and expenses in connection with satisfying its obligations under this Section 3.6(a).

          b. The Company at all times shall reserve a sufficient number of shares of its authorized but unissued Common Stock to provide for the full conversion of the outstanding Debentures and full exercise of the outstanding Warrants. Shares of Common Stock reserved for issuance upon conversion of the Debentures and the exercise of the Warrants shall be allocated pro rata to each of the Purchasers in accordance with the amount of Debentures and Warrants issued and delivered to such Purchaser at the Closing. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Debenture Shares and Warrant Shares issued and issuable upon conversion of the Debentures and exercise of the Warrants (based on the Conversion Price (as defined in the Debentures) of the Debentures in effect from time to time and the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time) without regard to any limitation on conversions or exercises, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 3.6(b), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares. In addition, if, at any time within the 45-day period preceding a reset of the Conversion Price pursuant to the terms of Section 5.2 of the Debentures, the closing bid price per share of the Common Stock on Nasdaq (or any Subsequent Market (as defined in the Debenture) on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date) is less than $9.50 for any consecutive five (5) Trading Day period, the Company shall be required to file within five (5) business days after such five (5) Trading Day period a registration statement covering the greater of (a) the product of (i) one and one-half (1.5) and (ii) the aggregate number of Underlying Shares that would be issuable based on a Conversion Price equal to the average closing bid price during such five (5) Trading Day period, less the number of Underlying Shares for which a registration statement is then effective or (b) the aggregate number of Underlying Shares, calculated as if the Conversion Price (as defined in the Debentures) was reset on such fifth day pursuant to the terms of Section 5.2 of the Debentures, less the number of Underlying Shares for which a registration statement is then effective; provided, however, that if on the actual reset date
                             --------  -------
(pursuant to Section 5.2 of the Debentures) the registration statements are insufficient to register all Underlying Shares (after giving effect to such reset), the Company shall immediately, but in no more than five (5) business days thereafter, file a registration statement sufficient to register such additional shares of Common Stock. All calculations of the above amount shall be made without regard to any limitation on conversions of Debentures or exercises of Warrants.

     3.7  Notice of Breaches.
          ------------------

          a. The Company and each Purchaser shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in this Agreement or in the Transaction Documents, as well as any events or occurrences arising after the date hereof and prior to the Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of the Closing Date provided such notice will not constitute material non-public information. However, no disclosure by either party pursuant to this Section 3.7 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Transaction Documents.

          b. Notwithstanding the generality of Section 3.7(a), the Company shall promptly notify, provided such notification will not constitute material non-public information, each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company or any Subsidiary to the effect that the consummation of the transactions contemplated hereby and by the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company or any Subsidiary, and the Company shall promptly furnish by facsimile to the Purchasers a copy of any written statement in support of or relating to such claim or notice.

          c. The default by any Purchaser of any of its obligations, representations or warranties under this Agreement or the Transaction Documents shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under this Agreement or any Transaction Document to any non-defaulting Purchaser.

          3.8  Form D; Blue Sky Laws.  The Company shall, on or before the
               ---------------------
Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Debentures and Warrants for sale to the Purchasers at the Closing Date pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser on or prior to the applicable Closing.

     3.9  Future Financings.
          -----------------

          a. Except for (i) issuance of the Underlying Shares; (ii) shares of Common Stock deemed to have been issued by the Company in connection with any contract, plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant of the Company; (iii) shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) hereto; or (iv) shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another Person, if the Company agrees to issue shares of Common Stock or other securities convertible into or exchangeable or exercisable for Common Stock (the "New Security") while any Debentures are outstanding at (a) an
                   ------------
effective price per share which is less or may be less (including, without limitation, any security which is convertible into or exchangeable or exercisable for Common Stock at a price which may change with the market price of the Common Stock) than an amount equal to the Conversion Price (as defined in the Debentures) of the Debentures as of the date thereof or (b) an effective price per share greater than the Conversion Price but less than the Average Price (as defined in the Debentures) on the date of such issuance or sale (either of (a) or (b), a "Future Financing"), the Company shall provide to the
                          ----------------
Purchasers by 5:00 p.m. (New York time) on or before the third (3rd) Trading Day (as defined below) after the decision to issue the New Security has been made, written notice of the Future Financing containing in reasonable detail (i) the proposed terms of the Future Financing, (ii) the amount of the proceeds that will be raised and (iii) the Person with whom such Future Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto (the "Future Financing Notice"). Upon receiving the Future
                       -----------------------
Financing Notice, each Purchaser shall have the pro rata right (based on the principal amount of the Debentures held by such Purchaser relative to the aggregate principal amount of Debentures outstanding) to purchase, on the same terms as the Future Financing, an amount of New Securities having a purchase price which shall not exceed the sum of (i) the then outstanding principal amount of and any interest owing on such Purchaser's Debenture and (ii) the number of shares of Common Stock which is the product of the Exercise Price (as defined in the Warrants) multiplied by that number of shares of Common Stock underlying the outstanding Warrants; provided, however, that thirty (30) Trading Days after the effectiveness of the Initial Registration Statement (as defined in the Registration Rights Agreement) and for so long as all registration statements required under the Registration Rights Agreement are effective, the Purchasers, in the aggregate, shall be entitled to purchase up to one-half of the total amount of New Securities being offered pursuant to such Future Financing Notice. In the event a Purchaser desires to exercise the right granted under this Section 3.9, such Purchaser must notify the Company on or prior to the fifth (5th) Trading Day after such Purchaser has received the Future Financing Notice. In the event the terms and conditions of a proposed Future Financing are amended in any respect after delivery of the Future Financing Notice but prior to the closing of the proposed Future Financing to which such Future Financing Notice relates, the Company shall deliver a new notice to each Purchaser describing the amended terms and conditions of the proposed Future Financing and each Purchaser thereafter shall have an option during the five (5) Trading Day period following delivery of such new notice to purchase its pro rata share (based on the Holder's percentage of the principal amount of the outstanding Debentures such Holder owns) of the New Securities being offered on the same terms as contemplated by such proposed Future Financing, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Financing. In the event one or more Purchasers elects not to exercise its rights granted hereby, the Company shall permit those Purchasers electing to exercise the right granted under this Section 3.9 to purchase on a pro rata basis equal to its percentage ownership of the then aggregate outstanding principal of the Debentures, the sum of the number of shares of Common Stock that the other Purchaser(s) were eligible to Purchase, if they had exercised their right hereunder. Those Purchasers desiring to purchase additional shares of Common Stock must notify the Company of their intention to do so within five (5) Trading Days after the Company has informed the Purchasers of their right to purchase additional shares of Common Stock. Within five (5) Trading Days of the termination of the final notice period, the transactions contemplated by this Section 3.9 shall close and the Company shall tender to each Purchaser certificates representing the New Securities that it agreed to purchase and the Purchasers shall make payment for the entire purchase price in immediately available funds at the closing of such sale; provided, however, that each Purchaser, in lieu of providing cash as
      --------  -------
consideration for the purchase price, may retire all or a portion of the outstanding principal amount of and any interest owing on the Debentures as payment of the purchase price for the shares of Common Stock that it desires to purchase pursuant to this Section 3.9. "Trading Day" shall mean a day on which
                                         -----------
the Nasdaq (or in the event the Common Stock is not traded on Nasdaq, such other securities market on which the Common Stock is listed) is open for trading.

          b. If the Company shall enter into a transaction to issue any New Securities prior to January 16, 1999 (a "Subsequent Transaction"), each
                                         ----------------------
Purchaser shall have the right to have such Purchaser's Transaction Documents amended to reflect the terms of such Subsequent Transaction and the Company shall, if requested, issue new Debentures and Warrants to such Purchaser reflecting the terms of the Subsequent Transaction.

     3.10 Use of Proceeds; Repayment; Future Debt.  The Company shall use the
          ---------------------------------------
proceeds from the sale of the Debentures and Warrants for (a) the repayment in full of the Deutschebank Bridge Loan (as defined in Loan Agreement), (b) the repayment of $10 million of the $15,000,000 overdraft (the "Overdraft") owed to
                                                            ---------
all lenders under the Loan Agreement and (c) any excess remaining, for working capital and pending acquisitions. The Company covenants that immediately upon receipt of the proceeds hereunder it shall also repay from its funds an additional $5 million of the Overdraft such that the remaining balance of the Overdraft immediately after the First Closing is $10 million. The Company additionally covenants that it shall use all proceeds from future financings to repay the remaining amount on the Overdraft. In addition the Company shall not obtain any debt financing with an interest rate of 10% or higher until the earlier of (i) sixty (60) days after the Closing Date or (ii) the effectiveness of the Initial Registration Statement (as defined therein) pursuant to the terms of the Registration Rights Agreement.

     3.11  Transactions with Affiliates.  So long as any Debentures or Warrants
           ----------------------------
are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any Person who is or was an officer or director of the Company at any time during the previous two years, any Subsidiary's officers or directors, stockholders who beneficially own 5% or more of the Common Stock, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a)
                                        -------------
customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a Person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes of this section only hereof
                             ---------
means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "Controls" for purposes of this section means that a
             -------      --------
person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

     3.12  Transfer Agent Instructions. At the Closing, the Company shall issue
           ---------------------------
irrevocable instructions to its transfer agent (and shall issue to any subsequent transfer agent as required), to issue certificates, registered in the name of each such Purchaser or its respective nominee(s), for the Debenture Shares and/or the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company in a form acceptable to such Purchaser (the "Irrevocable Transfer Agent Instructions"). So long as required pursuant to
 ---------------------------------------
Section 3.1(b), all such certificates shall bear the restrictive legend specified in Section 3.1(b) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.12, and stop transfer instructions to give effect to Section
3.1 hereof, prior to registration of the Debenture Shares and the Warrant Shares under the Securities Act, will be given by the Company to its transfer agent and that the Debentures, the Warrants, the Debenture Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Transaction Documents. If a Purchaser provides the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that a public sale, assignment or transfer of the Debentures, the Debenture Shares, the Warrants and the Warrant Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Warrants, the Debenture Shares and the Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Debenture Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by violating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 3.12 will be inadequate and agrees, in the event of a beach or threatened breach by the Company of the provisions of this Section 3.12, that the Purchasers, shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     3.13 Filing of Form 8-K.  Subject to the provisions of Section 6.10 hereof,
          ------------------
prior to opening of Nasdaq on January 4, 1999, the Company shall file a press release in form and substance acceptable to the Purchasers. On or before January 12, 1999, the Company shall file a Form 8-K with the Commission describing the terms of the transaction contemplated by this Agreement and the Transaction Documents in the form required by the Exchange Act.

     3.14 Financial Information.  The Company agrees to send the following to
          ---------------------
each Purchaser during the Registration Period: (i) within three (3) business days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments (other than on Form S-8) filed pursuant to the Securities Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

     3.15 Best Efforts.  Each of the parties hereto shall use its reasonable
          ------------
best efforts to satisfy each of the conditions to be satisfied by it as provided in Article IV of this Agreement.

     3.16 Corporate Existence.  Until such time as the Purchasers provide the
          -------------------
Company with written notice that they do not beneficially own any Debentures or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq, the New York Stock Exchange or the American Stock Exchange.

                                  ARTICLE IV.

                                  CONDITIONS

     4.1  Closing Conditions.
          ------------------

          a.   Conditions Precedent to the Obligation of the Company to Sell.
               -------------------------------------------------------------
The obligation of the Company to sell the Debenture and the Warrants at each Closing is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before each Closing, of each of the following conditions:

               (i)    Accuracy of the Purchasers' Representations and
                      -----------------------------------------------
Warranties.  The representations and warranties of each Purchaser in this
----------
Agreement shall be true and correct in all material respects as of the date when made (except for representations and warranties that speak as of a specific date) and as of each Closing Date;

               (ii)   Performance by the Purchasers.  Each Purchaser shall have
                      -----------------------------
performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to each Closing; and

               (iii)  No Injunction.  No statute, rule, regulation, executive
                      -------------
order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

          b.   Conditions Precedent to the Obligation of the Purchasers to
               -----------------------------------------------------------
Purchase.  The obligation of each Purchaser hereunder to acquire and pay for the
--------
Debentures and Warrants is subject to the satisfaction or waiver (with prior written notice to the Company and each other Purchaser) by such Purchaser, at or before the Closing, of each of the following conditions:

               (i)    Accuracy of the Company's Representations and Warranties.
                      --------------------------------------------------------
The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a specific date);

               (ii)   Performance by the Company.  The Company shall have
                      --------------------------
performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

               (iii)  No Injunction.  No statute, rule, regulation, executive
                      -------------
order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

               (iv)   No Suspensions of Trading in Common Stock.  The trading in
                      -----------------------------------------
the Common Stock on Nasdaq shall not have been suspended by the Commission or Nasdaq;

               (v)    Listing of Common Stock.  The Common Stock shall have been
                      -----------------------
at all times since the date hereof, and on the Closing Date shall be, listed for trading on Nasdaq;

               (vi)   Required Approvals.  All Required Approvals shall have
                      ------------------
been obtained and copies thereof delivered to such Purchaser;

               (vii)   Shares of Common Stock.  The Company shall have duly
                       ----------------------
reserved the number of Underlying Shares required by this Agreement and the Transaction Documents to be reserved for issuance upon conversion of the Debentures and the exercise of the Warrants;

               (viii) Change of Control.  No Change of Control shall have
                      -----------------
occurred between the date hereof and the Closing Date.  "Change of Control"
                                                          -----------------
means any event or series of events by which (i) any Person or Persons and any Affiliates of such Person or Persons acting in concert (including a "group" as such term is used in Section 13(d)(3) of the Exchange Act) shall acquire, directly or indirectly, through a merger or other transaction, outstanding shares of voting capital stock of the Company, enabling such Person or Persons to cast more than 50% of the votes necessary for the election of directors of the Company or possessing in excess of 50% of the total combined voting power of the voting capital of the Company, provided, however, that the accumulation of
                                   --------  -------
any voting capital stock of the Company by any Person or Persons listed on the Company's Form 10-K filed with the Commission for the Company's fiscal year ending June 30, 1997 as owning five percent (5%) or more of the Company's outstanding common stock on such date (or by any Affiliates of such Person or Persons) or by any Person or Affiliate thereof who has filed a Schedule 13D or 13G with the Commission as of the First Closing Date shall not be deemed a Change of Control; or (ii) during any period of two (2) consecutive years, individuals who at the beginning of the period constituted the Board of Directors of the Company (or new directors whose election by the Company's directors (or whose nomination for election by the Company's stockholders) was approved by two-thirds (2/3) of the Company's directors then still in office who were either directors at the beginning of the period or were previously approved under this procedure) cease to constitute a majority of the Board of Directors of the Company then in office;

               (ix)   Transfer Agent Instructions.  The Irrevocable Transfer
                      ---------------------------
Agent Instructions, in a form acceptable to the Purchasers, shall have been delivered and acknowledged in writing by the Company's transfer agent with a copy forwarded to each Purchaser; and

               (x)    Resolutions.  The Board of Directors of the Company shall
                      -----------
have adopted resolutions consistent with Section 2.1(b) and in a form reasonably acceptable to each Purchaser (the "Resolutions").
                                   -----------

          c.   Documents and Certificates.  At the Closing, the Company shall
               --------------------------
have delivered to the Purchasers the following in form and substance reasonably satisfactory to the Purchasers:

               (i)    Opinion.  An opinion of the Company's legal counsel in the
                      -------
form attached hereto as Exhibit D dated as of the Closing Date;
                        ---------

               (ii)   Debenture.  A Debenture(s) representing the principal
                      ---------
amount of Debentures purchased by such Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;

               (iii)  Warrant.  A Warrant(s) representing the Warrants purchased
                      -------
by such Purchaser as set forth next to such Purchaser's name on Schedule I,
                                                                ----------
registered in the name of such Purchaser;

               (iv)   Registration Rights.  The Company shall have executed and
                      -------------------
delivered the Registration Rights Agreement;

               (v)    Officer's Certificate.  An Officer's Certificate dated the
                      ---------------------
Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of the Closing Date;

               (vi)   Secretary's Certificate.  A Secretary's Certificate dated
                      -----------------------
the Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on each Closing Date,
(B) that attached thereto is a true and complete copy of the by-laws of the Company, as in effect on the Closing Date and (C) that attached thereto is a true and complete copy of the Resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and of the Transaction Documents, and that such Resolutions have not been modified, rescinded or revoked;

               (vii)  Certificates of Incorporation.  The Company shall have
                      -----------------------------
delivered to each of the Purchasers a copy of a certificate evidencing the incorporation and good standing of the Company, and the incorporation of material Subsidiaries, in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the Closing Date. The Company shall have delivered to each of the Purchasers a copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Nevada within ten days of the Closing Date;

               (viii) Transfer Agent Letter.  The Company shall have delivered
                      ---------------------
to each Purchaser a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date; and

               (ix)   Other Documents.  The Company shall have delivered to each
                      ---------------
Purchaser such other documents relating to the transactions contemplated by the Transaction Documents as the Purchasers or its counsel may reasonably request.

                                  ARTICLE V.

                                INDEMNIFICATION

     5.1  Indemnification.  Except to the extent that matters which could be
          ---------------
covered by this Section 5 are covered by Section 5 of the Registration Rights Agreement, in consideration of the Purchasers execution and delivery of this Agreement and the Transaction Documents and acquiring the Debentures, Debenture Shares, Warrants and Warrant Shares thereunder and in addition to all of the Company's other obligations under this Agreement and the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser, its past and present Affiliates and their successors and assigns (in accordance with the provisions of

Section 6.5 hereof), each other holder of the Underlying Shares and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing Person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnities") from and against any and all actions, causes of action, suits, claims, losses, proceedings, costs (as incurred), penalties, fees (including legal fees and expenses), liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnity is a party to the action for which indemnification hereunder is sought), and including interest, penalties and attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnity as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or in the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made, other than by the Company, against such Indemnity and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures or Warrants or (iii) solely the status of such Purchasers or holder of the Debentures, the Debenture Shares, the Warrants or the Warrant Shares as an investor in the Company. The indemnification obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Purchasers and partners, directors, agents, employees and controlling Persons (if any), as the case may be, of the Purchasers and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such affiliate and any such Person. The Company also agrees that neither the Purchasers or any such Affiliates, partners, directors, agents, employees or controlling Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or any of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence, willful misconduct or incorrect information provided in writing by such Purchaser or entity in connection with the transactions contemplated by this Agreement or the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                                  ARTICLE VI.

                                 MISCELLANEOUS

     6.1  Entire Agreement.  This Agreement, together with the Exhibits and
          ----------------
Schedules hereto and the Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     6.2  Notices. Any notices, consents, waivers or other communications
          -------
required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:


          If to the Company:


               AgriBioTech, Inc.
               120 Corporate Park Drive
               Henderson, Nevada  89014
               Telephone:  (702) 566-2440
               Facsimile:  (888) 800-4841
               Attention:  Dr. Johnny R. Thomas, Chief Executive Officer



          With a copy to:


               Snow Becker Krauss P.C.
               605 Third Avenue
               New York, New York  10158
               Telephone:  (212) 687-3860
               Facsimile:  (212) 949-7052
               Attention:  Elliot H. Lutzker, Esq.


          If to the Transfer Agent:


               Corporate Stock Transfer
               370 17th Street, Suite 2350
               Denver, Colorado  80202-4614
               Telephone:  (303) 595-3300
               Facsimile:   (303) 592-8821
               Attention:  Ms. Carylyn K. Bell


          If to the Purchasers:





          With a copy to:

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

     6.3  Amendments; Waivers.  No provision of this Agreement may be waived or
          -------------------
amended except in a written instrument signed, in the case of an amendment, by both the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Debentures outstanding. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

     6.4  Headings.  The headings herein are for convenience only, do not
          --------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     6.5  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. The Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, provided, that any assignees must make the representations and warranties set forth in Section 2.2 and otherwise comply with the terms of this Agreement otherwise applicable to its assignor. This provision shall not limit a

Purchaser's right to transfer securities in accordance with all of the terms of this Agreement or the Transaction Documents.

     6.6  No Third-Party Beneficiaries.  This Agreement is intended for the
          ----------------------------
benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     6.7  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     6.8  Survival.  The representations and warranties of the Company and the
          --------
Purchasers contained in Sections 2.1 and 2.2, the agreements and covenants set forth in Section 3, and the indemnification provisions set forth in Section 5, shall survive the Closings regardless of any investigation made by or on behalf of the such Purchaser or by or on behalf of the Company, except that, in the case of representations and warranties such survival shall be until the Maturity Date of the Debentures (other than with respect to any claim by a third party against the party to this Agreement who seeks to assert a claim based on such representations and warranties).

     6.9  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     6.10 Publicity.  The Company and on behalf of all the Purchasers shall
          ---------
consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent.

     6.11 Severability.  In case any one or more of the provisions of this
          ------------
Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     6.12 Remedies.  In addition to being entitled to exercise all rights
          --------
provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under this Agreement or the Transaction Documents without the showing of economic loss and without any bond or other security being required. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     6.13 Independent Nature of Purchasers' Obligations and Rights.  The
          --------------------------------------------------------
obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

     6.14 Payment Set Aside.  To the extent that the Company makes a payment or
          -----------------
payments to the Purchasers hereunder or pursuant to the Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     6.15 Further Assurances.  Each party shall do and perform, or cause to be
          ------------------
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     6.16 Fees and Expenses.  Except as set forth in the Registration Rights
          -----------------
Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall
                               --------  -------
reimburse the Purchasers for the reasonable fees and expenses of Akin, Gump, Strauss, Hauer & Feld, L.L.P. in connection with negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby, which amount shall not be greater than $50,000. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Debenture Shares and the Warrant Shares pursuant hereto.


                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                           SIGNATURE PAGES TO FOLLOW

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                       AGRIBIOTECH, INC.



                                       By:________________________________
                                       Name:  Johnny R. Thomas
                                       Title:  Chief Executive Officer

                                                                       Exhibit A


                        [Form of Convertible Debenture]

                                                                       Exhibit B


                               [Form of Warrant]

                                                                       Exhibit C


                        [Registration Rights Agreement]

                                                                       Exhibit D


                           [Company's Legal Opinion]